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                                                                   Exhibit 10.12

                            BANK COMPLETION GUARANTEE


                  THIS BANK COMPLETION GUARANTEE is entered into as of October 29, 1998 (this "Completion Guarantee"), by HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("HET"), and HARRAH'S OPERATING COMPANY, INC., a Delaware corporation ("HOC," and together with HET, the "Completion Guarantors," and each a "Completion Guarantor") in favor of Bankers Trust Company, as Administrative Agent (together with its successors, the "Administrative Agent"), for the benefit of the lenders (the "Banks") from time to time party to that certain Credit Agreement entered into pursuant to the Plan (as amended, modified, supplemented, restated (including, any amendments and restatements thereof), extended, renewed, refinanced or replaced from time to time, the "Credit Agreement") with the Administrative Agent, the Banks, and Jazz Casino Company, L.L.C., a Louisiana limited liability company, (the "Company").

                                    RECITALS

                  A. A plan of reorganization (the "Plan") of Harrah's Jazz Company, a Louisiana general partnership ("HJC"), has been consummated as of the date hereof in connection with the voluntary petition for an Order of Relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") filed in the United States Bankruptcy Court on November 22, 1995 and now identified as BK No. 95-14545 in the Eastern District of Louisiana.

                  B. The Company, JCC Holding Company, a Delaware corporation, the Banks, and the Administrative Agent have entered into the Credit Agreement as of the date hereof, providing for the making of loans and the issuance of and participation in letters of credit as contemplated therein.

                  C. The Company has obtained a performance bond (the "Performance Bond") from Reliance Insurance Company and United States Fidelity and Guaranty Company (the "Surety") for the benefit of the Administrative Agent and the Banks, the New Indenture Trustee (as defined in the Plan) as trustee for the holders of the New Bonds (as defined in the Plan) and the holders of the New Contingent Bonds (as defined in the Plan), the City of New Orleans (the "City") and the Rivergate Development Corporation (the "RDC"), and the Louisiana Gaming Control Board (the "LGCB") for the completion of Phase I and II Construction excluding the Minimum FF&E (as defined in the GDA) (the "Performance Bond Construction").

                  D. The Completion Guarantors indirectly own a substantial beneficial interest in the parent of the Company and will obtain substantial economic and other benefits as a result of the successful completion and opening of the Casino.

                  E. All capitalized terms used herein but not defined herein shall be used herein as defined in the Credit Agreement.

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                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to the Completion Guarantors, the receipt and sufficiency of which are hereby acknowledged, the Completion Guarantors hereby make the following representations and warranties to the Administrative Agent, for the benefit of the Banks, and hereby covenant and agree for the benefit of the Banks as follows:

         1.       Obligations Guaranteed

                  1.1. The Completion Guarantors hereby irrevocably and unconditionally, jointly and severally, guarantee:

                           (a) the full and complete payment and performance of
all obligations (the "Completion Obligations") of the Company diligently to commence and complete construction of and timely to pay for all costs and expenses of completion of the Casino whether incurred before or after the Plan Effective Date and whether due before or after the Termination of Construction Date or otherwise payable by the Company to any person for the costs and expenses of such completion, and, subject to receipt of any necessary regulatory approvals, to open the Casino, including:

                                    (i) the completion of construction (as
extended by Force Majeure) in accordance with the Plans and Specifications of the Phase I and II Construction, on or before twelve (12) months after the Plan Effective Date,

                                    (ii) equipping the Casino so that the Casino
is ready to open to the public for business as a casino gaming operation on or before twelve (12) months after the Plan Effective Date,

                                    (iii) so long as any necessary regulatory
approvals from the LGCB, the State Police or any other State of Louisiana regulatory authorities have been received, the opening of the Casino for business as a casino gaming operation on or before twelve (12) months after the Plan Effective Date, or if such approvals have not been received, that the Casino is in a condition to receive customers in the ordinary course of business, and

                                    (iv) causing the Termination of Construction
Date to occur, including, without limitation:

                                            (A) the payment of any and all costs
         of completing the Phase I and II Construction, including without limitation all labor, materials, supplies, Minimum FF&E (as defined in the GDA) and equipment related thereto, to be paid and satisfied when due and all cost overruns not paid by the Company;

                                            (B) the payment, satisfaction or
         discharge of liens arising from injuries or damages to persons or property in connection with the Phase I and II Construction and all liens, charges and claims, other than those set forth as exceptions to the Mortgage Policies (as defined in the Credit Agreement) ("Permitted

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         Liens"), arising from the furnishing of labor, materials, supplies or equipment for the Phase I and II Construction, that are or may be imposed upon or asserted against the Casino or any portion thereof; and

                                            (C) the defense and indemnification
         of the Administrative Agent and the Banks against all such liens arising from injuries or damages to persons or property in connection with the Phase I and II Construction and all such liens, charges and claims, other than Permitted Liens, arising from the furnishing of labor, materials, supplies or equipment for the Phase I and II Construction; and

                           (b) the full and complete payment and performance of
all obligations (the "Carry Obligations") of the Company to pay on a timely basis all amounts due from or incurred by or otherwise payable by the Company to any Person and due before or after the Plan Effective Date until and through the Termination of Construction Date, including without limitation the payment of fees, interest, letter of credit and scheduled principal payments and other amounts (excluding principal on the New Bonds and the New Contingent Bonds) in respect of all indebtedness of the Company, taxes (prior to delinquency), amounts owing to the RDC under the Lease, amounts owing to the LGCB under the Casino Operating Contract, assessments, utilities, insurance and maintenance expenses, amounts owing from injuries or damages to person or property or amounts due pursuant to contracts or agreements; provided that the Completion Guarantors in no event guarantee payment of any Minimum Payment under and as defined in the Casino Operating Contract.

                  1.2. In addition to Section 1.1(b) hereof, the Carry Obligations shall include, without limitation:

                           (a) the obligation of the Company upon the
Termination of Construction Date to have available for working capital at least Five Million Dollars ($5,000,000) of cash in the House Bank (as defined in the Management Agreement) and at least Twenty Five Million Dollars ($25,000,000) of availability for immediate drawdown(s) under the Revolving Loans, subject to the terms thereof, reduced by (i) the amount of Letters of Credit not to exceed Two Million Dollars ($2,000,000), and (ii) a drawing of Ten Million Dollars ($10,000,000) of the Revolving Loans to fund the Minimum Balance (as defined in the Management Agreement) on or before the Termination of Construction Date; and

                           (b) the obligation of the Company to repay the
Revolving Loans together with any and all amounts of fees, interest, letter of credit fees and other amounts due in respect of the Revolving Loans due upon an event of default under the Credit Agreement prior to the Termination of Construction Date.

This provision may require the Completion Guarantors to contribute working capital directly to the Company and/or to pay down amounts outstanding under the Revolving Loan.

                  1.3. The Completion Obligations, the Carry Obligations and the Preservation Obligations are collectively referred to herein as the "Obligations."

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                  1.4. The Completion Guarantors, jointly and severally, agree to perform and comply with their Obligations, whether or not the Company is liable therefor individually or jointly or severally with others, and whether or not recovery against the Company is or may become barred by any statute of limitations or prescriptive or preemptive period or is or may become unenforceable or discharged, whether in whole or in part, for any reason other than payment or performance thereof in full. The Completion Guarantors agree that this Completion Guarantee is a guarantee of payment and performance and not of collection, and that each of their obligations under this Completion Guarantee shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                           (a) the genuineness, validity, regularity,
enforceability or any future amendment of, or change in this Completion Guarantee, the Credit Agreement or any other agreement, document or instrument to which the Administrative Agent, the Banks, the Company and/or the Completion Guarantors is or are or may become a party;

                           (b) the absence of any action to enforce this
Completion Guarantee or any other document or the waiver or consent by the Administrative Agent with respect to any of the provisions thereof;

                           (c) any release or discharge of any one or more of
the Surety, the other Completion Guarantor, the Company or any other party of any Obligations; or

                           (d) any other action or circumstances which might
otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Completion Guarantor that its obligations under this Completion Guarantee shall not be discharged except as set forth in Section 12.3 hereof. Each Completion Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations.

                  1.5. Each Completion Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Administrative Agent to proceed in respect of the Obligations against the Company, the Surety or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, any Completion Guarantor. Each Completion Guarantor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Administrative Agent, and in addition, may not be pleaded or introduced as evidence in any litigation relating to this Completion Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Completion Guarantee, unless the Administrative Agent has specifically agreed otherwise in writing.

                  1.6. The Completion Obligations shall not include any of the costs which are expressly included as a part of the Carry Obligations.

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                  1.7. Each Completion Guarantor acknowledges that it has
received copies of and is familiar with the Credit Agreement and the Shared Security Documents (as defined in that certain Intercreditor Agreement among HET, HOCI, Bankers Trust Company, Norwest Bank Minnesota, National Association, as trustee, and the other parties named therein).

                  1.8. Except as expressly provided in this Completion Guarantee (in particular in Sections 1.1(b) and 1.2 hereof), in no event shall the Completion Guarantors, as a result of this Completion Guarantee, incur, directly or indirectly, any obligation, contingent or otherwise, under the Credit Agreement or for the payment of the principal amount of the notes contemplated by the Credit Agreement except to the extent said notes are paid as a result of a foreclosure and any Completion Guarantors' funds were used to improve the Casino ("incur" meaning to create, incur, assume, guarantee or otherwise become liable for).

         2.       Default Procedures

                  2.1. If for any reason whatsoever the Company:

                           (a) fails or neglects, even though the Company is not
at fault and whether intentional or unintentional, timely (as extended by Force Majeure) to commence construction and diligently and expeditiously continue construction, and complete the Phase I and II Construction within the time period and in the manner specified in the GDA free of liens arising from the furnishing of labor, materials, supplies, furnishings or equipment for the Phase I and II Construction, other than Permitted Liens; or

                           (b) otherwise fails to satisfy and fulfill the
Completion Obligations in a timely manner in accordance with the time periods set forth in Section 1.1(a)(i) hereof; or

                           (c) fails timely to pay any of the Carry Obligations;
or

                           (d) shall have filed against it a petition for relief
under any bankruptcy law, or any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation shall be filed against the Company, and so long as the Completion Guarantors are not otherwise in default under this Completion Guarantee, in any such event the Company shall fail to remedy such default to the Administrative Agent's satisfaction within sixty (60) days after the Company's receipt of a written notice of default with respect thereto from the Administrative Agent; or

                           (e) shall be adjudged bankrupt or insolvent, the
Company shall make a general assignment for the benefit of creditors, or the Company shall admit in writing its inability to pay its debts as they become due, or the Company shall file a petition for relief under any bankruptcy law, or any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation shall be filed by the Company, or the Company shall file an answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or the Company shall seek or consent to or acquiesce in the appointment of a trustee, liquidator of the

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Company or a material part of its properties, or the Company shall voluntarily liquidate or dissolve;

then in any such event or at any time thereafter, the Administrative Agent may give written notice to the Completion Guarantors, the Company and the Surety of the occurrence of such event; provided, that if any of the Completion Guarantors, the Company or the Surety is the subject of any bankruptcy case, any inability of the Administrative Agent to give notice to such party as a result of the effect of the bankruptcy case shall not affect the validity or effectiveness of the notice to the other parties which are not the subject of any bankruptcy case.

                  2.2. Immediately upon receipt of such notice, the Completion Guarantors shall take all necessary steps to maintain insurance coverage and secure the Casino premises to prevent damage or deterioration to the Casino premises and unauthorized entry or access to the Casino premises (the "Preservation Obligations"). If after notice and five (5) Business Days opportunity to cure after such notice, the Completion Guarantors shall fail to perform the Preservation Obligations, such failure shall be a "Preservation Obligation Default."

                  2.3. Commencing on the date on which the Administrative Agent gives any such notice to the Completion Guarantors pursuant to Section 2.1 hereof, the Completion Guarantors, at their sole cost, (i) with respect to a Carry Obligation Default shall pay the Carry Obligations when and as due and
(ii) with respect to a Completion Obligation Default shall immediately commence to perform the Completion Obligations and thereafter continue diligently and expeditiously until the Completion Obligations are fully performed.

                  2.4. Subject to Section 2.5 hereof, if after notice and five
(5) Business Days opportunity to cure after such notice, the Completion Guarantors shall fail timely to pay the Carry Obligations (a "Carry Obligation Default"), after notice and thirty (30) days opportunity to cure after such notice, the Completion Guarantors shall fail to commence performing the Completion Obligations and diligently thereafter continue to perform the Completion Obligations through the Termination of Construction Date (a "Completion Obligation Default"), or a Preservation Obligation Default shall occur, then in addition to all other rights and remedies that may be available to the Administrative Agent under the terms of this Completion Guarantee, or the Credit Agreement and/or the Shared Security Documents, at law or in equity, the Administrative Agent or its agent, in its sole discretion, may proceed as follows:

                           (a) The Administrative Agent, at its option, may
elect to require specific performance by the Completion Guarantors of any and/or all of the Completion Obligations after a Completion Obligation Default, the Carry Obligations after a Carry Obligation Default or the Preservation Obligations after a Preservation Obligation Default.

                           (b) After any default by the Company in its
obligations timely to commence and complete the Performance Bond Construction or the Preservation Obligations, the Administrative Agent, at its option, shall have the right, but shall have no obligation, to undertake to require the Surety to perform the Performance Bond Construction or the Preservation Obligations, as the case may be, pursuant to the Performance Bond, exercisable whether or not the Administrative Agent elects to proceed judicially or nonjudicially to

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foreclose on all or any portion of the Collateral. The Administrative Agent's election to require the Surety to perform the Performance Bond Construction or the Preservation Obligations shall not release, diminish or extinguish the liability of the Company or either Completion Guarantor therefor to the extent the Surety fails to perform such Performance Bond Construction or the Preservation Obligations. The Completion Guarantors shall remain obligated to perform the Carry Obligations notwithstanding any such election and notwithstanding the Surety's performance of the Performance Bond Construction or the Preservation Obligations.

                           (c) The Administrative Agent, at its option, shall
have the right, but shall have no obligation, to proceed judicially or nonjudicially to foreclose on all or any portion of the Collateral, exercisable whether or not the Administrative Agent elects to require the Completion Guarantors to perform any or all of the Completion Obligations after a Completion Obligation Default, Carry Obligations after a Carry Obligation Default or the Preservation Obligations after a Preservation Obligation Default.

                           (d) In addition to the Administrative Agent's right
to require specific performance by the Completion Guarantors of any and/or all of the Completion Obligations after a Completion Obligation Default, the Carry Obligations after a Carry Obligation Default and/or the Preservation Obligations after a Preservation Obligation Default, and whether or not the Administrative Agent elects to proceed judicially or nonjudicially to foreclose on all or any portion of the Collateral, and whether or not the Administrative Agent shall have called on the Surety pursuant to the Performance Bond, (i) the Administrative Agent shall have the right to recover from the Completion Guarantors all unreimbursed costs and expenses, including but not limited to attorneys' fees, incurred by the Administrative Agent in protecting, preserving, enforcing or defending its interests in this Completion Guarantee, (ii) after a Carry Obligation Default, the Completion Guarantors shall be liable for the joint benefit of the Administrative Agent, the trustee under the New Bonds Indenture (the "Trustee"), the LGCB, the City and the RDC as their interests may appear for any interest or delinquency costs of the Company arising from such Carry Obligation Default; provided that the Completion Guarantors shall not be liable for duplicate payments of the same charge with respect to any such interest or delinquency costs of the Company regardless of whether multiple demands are made by any or all of the RDC, the City, the LGCB, the Trustee, or the Administrative Agent, (iii) after a Completion Obligation Default, the Completion Guarantors shall be liable for the joint benefit of the Administrative Agent, the Trustee, the City and the RDC, and the LGCB as their interests may appear for damages to pay for the costs of performance of the Completion Obligations arising from such Completion Obligation Default or such other damages as may be available at law or in equity; provided that, in no event shall the Completion Guarantors be liable for duplicate payments in respect of such damages nor for more than one performance of the Completion Obligations regardless of whether multiple demands are made by any or all of the RDC, the City, the LGCB, the Administrative Agent or the Trustee, and (iv) after a Preservation Obligation Default, the Completion Guarantors shall be liable for the joint benefit of the Administrative Agent, the Trustee, the City and the RDC, and the LGCB as their interests may appear for damages to pay for the costs of performance of the Preservation Obligations arising from such Preservation Obligation Default; provided that, in no event shall the Completion Guarantors be liable for duplicate payments in respect of such damages nor for more than one performance of the

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Preservation Obligations regardless of whether multiple demands are made by any or all of the RDC, the City, the LGCB, the Administrative Agent or the Trustee.

                           (e) With respect to the Completion Obligations, each
Completion Guarantor specifically agrees that this Completion Guarantee continues whether the Company, the Administrative Agent (or any other administrative agent or designee of the Banks) or the Collateral Agent (or any other agent, representative or designee of the Secured Creditors) is lessee under the Lease.

                           (f) With respect to the Carry Obligations, each
Completion Guarantor specifically agrees that this Completion Guarantee is intended as a contract to guarantee payment unconditionally and irrevocably on a timely basis of all amounts included as Carry Obligations pursuant to Sections 1.1(b) and 1.2 hereof.

                           (g) No delay or failure by the Administrative Agent
to exercise any remedy against the Completion Guarantors will be construed as a waiver of that right or remedy.

                  2.5. The remedies set forth in Sections 2.4 and 7 hereof are not intended to be exclusive of any remedies that the Administrative Agent may have against the Company under the Credit Agreement or other documents or agreements referenced therein or related thereto. The Completion Guarantors recognize that the choice of remedies by the Administrative Agent will necessarily and properly be a matter of the Administrative Agent's business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by the Administrative Agent at the lowest cost to the Company or the Completion Guarantors. Nevertheless, the choice of alternatives by the Administrative Agent shall not be subject to question or challenge by the Completion Guarantors hereunder, nor shall any such choice be asserted as a defense, set-off or basis for any claim of failure to mitigate damages in any action or proceeding arising from this Completion Guarantee.

         3. Alteration of Obligations. In such manner, upon such terms and at such times as the Administrative Agent deems best, and without notice to either Completion Guarantor, the Administrative Agent or the Banks may, in accordance with the Credit Agreement, alter, compromise, accelerate, extend or change the time or manner for the payment or performance of any of the Credit Documents Obligations, release the Company, by acceptance of a deed in lieu of foreclosure or otherwise, as to all or any portion of the Credit Documents Obligations, release, substitute or add any one or more guarantors, accept additional or substitute security therefor, or release or subordinate any security therefor. No exercise or non-exercise of any right hereby given to the Administrative Agent, no dealing by the Administrative Agent, with the Completion Guarantors or any other guarantor, or any other person, and no change, impairment or release of all or any portion of the Credit Documents Obligations or suspension of any right or remedy of the Administrative Agent against any person, including without limitation the Company or any other such guarantor, or other person, shall in any way affect any of the Obligations or any security furnished by the Completion Guarantors or give the Completion Guarantors any recourse against the Administrative Agent. If the Administrative Agent has exculpated or hereafter exculpates the Company from personal liability in whole or in part, or has agreed or hereafter agrees to look solely to the Collateral or any other property for

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the satisfaction of the Company's obligations under the Credit Agreement or the
Shared Security Documents, said exculpation and agreement shall not affect the Obligations. Each Completion Guarantor further acknowledges that any such exculpation or agreement that has been given or that is hereafter given to the Company has been given or is given in reliance upon the covenants of the Completion Guarantors contained herein.

         4.       Waiver

                  4.1. The Completion Guarantors represent, warrant and jointly and severally agree that, as of the date of this Completion Guarantee, their obligations under this Completion Guarantee are not subject to any recoupment, counterclaims, offsets or defenses against the Administrative Agent or the Company of any kind. The Completion Guarantors further jointly and severally agree that their obligations under this Completion Guarantee shall not be subject to any counterclaims, offsets or defenses against the Administrative Agent or against the Company of any kind which may arise in the future. Each Completion Guarantor hereby expressly waives and relinquishes all rights, defenses and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights, defenses or remedies, including without limitation:

                           (a) any right to require the Administrative Agent to
proceed against the Company, the Surety or any other person or to proceed against or exhaust any security held by the Administrative Agent at any time or to pursue any other remedy in the power of the Administrative Agent before proceeding against either or both of the Completion Guarantors, including but not limited to any defense of failure to join or non-joinder of the Company or any other person whatsoever in any litigation instituted by the Administrative Agent against either or both of the Completion Guarantors;

                           (b) the defense of the statute of limitations,
prescription, and preemption in any action hereunder or in any action for the collection or performance of any of the Obligations;

                           (c) any defense that may arise by reason of the
discharge in bankruptcy, incapacity, lack of authority, death or disability of any other person or the failure of the Administrative Agent to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person;

                           (d) diligence, demand, presentment, protest and
notice of any kind (whether, for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Company's financial condition or any other fact which might materially increase the risk to the Completion Guarantors), including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, the Administrative Agent any endorser or creditor of the Company or either Completion Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness

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held by the Administrative Agent as collateral or in connection with any of the
Credit Documents Obligations;

                           (e) any defense based upon an election of remedies by
the Administrative Agent, including, without limitation, an election to proceed by nonjudicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Completion Guarantors, the right of the Completion Guarantors to proceed against the Company for reimbursement, or both, or any defense that the Administrative Agent's claims against the Completion Guarantors are barred or diminished or premature to the extent that the Administrative Agent has or may have remedies available against the Company;

                           (f) any defense based upon any statute or rule of law
which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

                           (g) any duty on the part of the Administrative Agent
to disclose to the Completion Guarantors any facts the Administrative Agent may now or hereafter know about the Company, regardless of whether the Administrative Agent has reason to believe that any such facts materially increase the risk beyond that which the Completion Guarantors intend to assume, or has reason to believe that such facts are unknown to either Completion Guarantor, or has a reasonable opportunity to communicate such facts to either Completion Guarantor, since each Completion Guarantor acknowledges that it is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of non-payment of any of the Credit Documents Obligations;

                           (h) any defense arising because of the election of
the Administrative Agent in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

                           (i) any defense based upon any borrowing or grant of
a security interest under Section 364 of the Bankruptcy Code;

                           (j) waiver or estoppel or any alleged lack of
reasonable or justifiable reliance on the part of the Administrative Agent as to the Completion Guarantors' representations;

                           (k) lack, failure or insufficiency of consideration;

                           (l) any alleged failure of the Administrative Agent
to mitigate injuries, losses or damages or any plea that the Administrative Agent has any duty to mitigate injuries, losses, or damages prior to seeking recovery under this Completion Guarantee; and

                           (m) any defense that the Administrative Agent's
claims hereunder are or may be barred because an adequate remedy at law exists.

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                  4.2. Each Completion Guarantor agrees to forbear from
exercise of any rights of subrogation, indemnity, or contribution against each other, the Company, the Surety or any other person who may be liable for satisfaction of the Completion Obligations or the Carry Obligations until such Obligations have been fully satisfied as to the Administrative Agent.

                  4.3. In the event of the commencement of a bankruptcy case by or against any Completion Guarantor,

                           (a) each Completion Guarantor agrees to waive the
automatic stay under the Bankruptcy Code and further agrees to the entry of an immediate order from the Bankruptcy Court, on the Administrative Agent's ex parte motion granting to the Administrative Agent a modification of the automatic stay (and/or recognition that the automatic stay is not applicable) allowing it to fully enforce the provisions of this Completion Guarantee, the Completion Guarantors hereby agreeing that in such case, "cause," as defined by the Bankruptcy Code, would exist for the immediate entry by the Bankruptcy Court of such an order modifying the automatic stay; and

                           (b) whether or not the Company shall have defaulted
in its obligations to complete the Phase I and II Construction, the Administrative Agent shall have an allowable claim against such Completion Guarantor in an amount equal to the then estimated amount necessary to pay for the completion of the Phase I and II Construction, and the Preservation Obligations and any Carry Obligations through the then estimated date of completion of the Phase I and II Construction. Any amounts paid on such claim shall be paid for the joint benefit of the Administrative Agent, the Trustee, the City and the RDC, and the LGCB, as their interests may appear, and shall be used solely to complete, and pay any costs in connection with the Completion Obligations, the Preservation Obligations, and any Carry Obligations prior to such completion of, the Phase I and II Construction. Upon completion of the Phase I and II Construction and the payment of all costs, liens and claims related thereto, any unused portion of such amounts paid in respect of any claim under this Section 4.3 (b) shall be promptly reimbursed to such Completion Guarantor. The Company shall be obligated to promptly reimburse such Completion Guarantor for any such amounts paid by and not previously reimbursed to such Completion Guarantor under this Section 4.3(b).

         5. Subordination. All existing and future indebtedness of the Company to either Completion Guarantor is hereby subordinated in accordance with this
Section 5 to all of the Credit Documents Obligations. Without limiting the foregoing, during any time in which there is a payment default under the Credit Agreement, without the prior written consent of the Administrative Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall either Completion Guarantor accept any payment of or on account of any such indebtedness or as a withdrawal of capital while this Completion Guarantee is in effect.

         6. Bankruptcy

                  6.1. So long as any Obligations are owed to the Administrative Agent, no Completion Guarantor shall, without the prior written consent of the Administrative Agent commence, or join with any other person in commencing, any bankruptcy, reorganization or insolvency proceeding against the Company. Subject to Section 12 hereof, the Obligations shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

                  6.2. So long as any Obligations are owed to the Administrative Agent,

                           (a) each Completion Guarantor shall file, in any
bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which such Completion Guarantor may have against the Company relating to any indebtedness of the Company to such Completion Guarantor, and hereby assigns to the Administrative Agent all rights of such Completion Guarantor thereunder as security for performance of the Obligations jointly with such assignment to the LGCB under that certain LGCB Completion Guarantee between the Completion Guarantors and the LGCB of even date herewith (the "LGCB Completion Guarantee"), to the Trustee under that certain Notes Completion Guarantee between the Completion Guarantors and the Trustee of even date herewith (the "Notes Completion Guarantee") and to the City and the RDC under that certain City/RDC Completion Guarantee between the Completion Guarantors, the City and the RDC of even date herewith (the "City/RDC Completion Guarantee").

                           (b) if either Completion Guarantor does not file any
such claim, the Administrative Agent, as attorney-in-fact for such Completion Guarantor, is hereby authorized to do so in the name of such Completion Guarantor jointly with such authorization to the LGCB under the LGCB Completion Guarantee, to the Trustee under the Notes Completion Guarantee and to the City and the RDC under the City/RDC Completion Guarantee, or, in the Administrative Agent's, the Trustee's, the LGCB's, the City's, and the RDC's joint discretion, to assign the claim to a joint nominee and to cause proofs of claim to be filed in the name of such joint nominee as security for performance of the Obligations. The foregoing power of attorney is coupled with an interest and cannot be revoked.

                           (c) the Administrative Agent, jointly with the LGCB
under the LGCB Completion Guarantee, the Trustee under the Notes Completion Guarantee and the City and the RDC under the City/RDC Completion Guarantee, or a joint nominee, as the case may be, shall have the right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. Any exercise or non-exercise of any such right (i) by the Administrative Agent under this Section 6.2(c), (ii) by the LGCB under the Section 6.2(c) of the LGCB Completion Guarantee, (iii) by the Trustee under Section 6.2(c) of the Notes Completion Guarantee, and (iv) by the City and the RDC under Section 6.2(c) of the City/RDC Completion Guarantee, shall not impair or diminish the Completion Guarantors' obligations under this Completion Guarantee. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Administrative Agent, the Trustee under the Notes Completion Guarantee, the LGCB under the LGCB Completion Guarantee, and the City and the RDC under the City/RDC Completion Guarantee, as their interests may appear, as security for performance of the Obligations, and, to the full extent necessary for that purpose, each Completion Guarantor hereby assigns to the Administrative Agent jointly with such assignment to the LGCB under the LGCB Completion Guarantee, to the Trustee under the Notes Completion Guarantee and to the City and the RDC under the City/RDC Completion Guarantee all of such Completion Guarantor's rights to all such payments or distributions to which such Completion Guarantor would otherwise be entitled.

                  6.3. This Completion Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or any Completion Guarantor for liquidation or reorganization, should the Company or any Completion Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's or any Completion Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Administrative Agent, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  6.4. In the event that the Company is allowed any extension of time in connection with any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company, to cure any default relating to the Phase I and II Construction, such extension shall not extend the time by which the Completion Guarantors are required to cause the completion of the Phase I and II Construction in accordance with the provisions of this Agreement.

         7. Interest, Costs and Attorneys' Fees

                  7.1. If the Completion Guarantors fail to pay all or any portion of any monetary amounts due as a part of the Obligations upon notice or demand by the Administrative Agent, the amount of such monetary portion of the Obligations and all other sums payable by the Completion Guarantors to the Administrative Agent hereunder shall bear interest from the date of such notice or demand, as the case may be, at four percent (4%) over the prime rate of interest charged by Citibank, N.A. at its offices in New York, New York, to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time.

                  7.2. If, at any time following a default by the Company in the performance of the Completion Obligations, the Carry Obligations or the Preservation Obligations which default entitles the Administrative Agent to require performance hereunder (whether or not notice is actually given pursuant to Section 2.1), the Administrative Agent refers this Completion Guarantee to an attorney to enforce, construe, or defend any provision hereof, or as a consequence of any default hereunder by the Completion Guarantors, the Administrative Agent shall employ counsel for advice or representation or shall incur legal or other costs and expenses, with or without the filing of any legal action or proceeding, in connection with:

                           (a) any litigation, contest, dispute, suit,
proceeding or action (whether instituted by the Administrative Agent, the Company, the Completion Guarantors or any other person) in any way relating to the enforcement of rights or remedies under this Completion Guarantee;

                           (b) any attempt to enforce any rights of the
Administrative Agent hereunder against the Completion Guarantors or any other person;

                           (c) any attempt to defend any provision hereof; or

                           (d) the Performance Bond;

then, and in any such event, the attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described herein shall be payable, on demand, by the Completion Guarantors to the Administrative Agent or the Completion Guarantors shall cause the Company to make such payment, and if not so paid, shall be additional Obligations under this Completion Guarantee; provided that upon any engagement of counsel (i) following a default by the Company in the performance of the Obligations and (ii) prior to the date on which the Administrative Agent gives written notice pursuant to Section 2.1 (the "Notice Date"), the Administrative Agent shall make demand on the Company for any expenses of such counsel incurred prior to the Notice Date and such expenses shall only become an Obligation under this Completion Guarantee if the Company shall fail timely to pay such expenses.

The reference to "attorneys' fees" in this Section 7.2 and in all other places in this Completion Guarantee shall also include, without limitation, such reasonable amounts as may then be charged for costs and expenses of legal services furnished by attorneys retained or employed by the Administrative Agent. Such attorneys' fees shall include, without limitation, those incurred in connection with any bankruptcy, reorganization, insolvency, receivership, liquidation, arrangement, lawsuits in state or federal court, or other similar proceedings involving either Completion Guarantor which in any way affect the exercise by the Administrative Agent of its rights and remedies hereunder.

         8. Cumulative Rights. All rights, powers and remedies of the Administrative Agent hereunder and under any other agreement now or at any time hereafter in force between the Administrative Agent and the Completion Guarantors, including without limitation any other guarantee executed by either Completion Guarantor relating to any indebtedness of the Company, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to the Administrative Agent and the Banks by law and shall not be deemed in any way to extinguish or diminish the Administrative Agent's rights and remedies. This Completion Guarantee is in addition to and independent of the guarantee of any guarantor of any Credit Documents Obligations or other indebtedness of the Company.

         9. Independent Obligations. The Obligations are independent of the Credit Documents Obligations, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against either Completion Guarantor, whether or not the

Company is joined therein or a separate action or actions are brought against the Company. The Administrative Agent's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions unless and until all Obligations have been satisfied and fully performed.

         10. Application of Payments or Recoveries. Subject to the applicable provisions of this Completion Guarantee and the terms of the Credit Agreement and the Shared Security Documents, with or without notice to either Completion Guarantor, the Administrative Agent, in its sole discretion, at any time and from time to time, and in such manner and upon such terms as the Administrative Agent deems fit, may apply any or all payments or recoveries from the Company or from any other guarantor or endorser under any other instrument or realized from any security, in such manner and order of priority as the Administrative Agent may determine, to any of the Credit Documents Obligations, whether or not such indebtedness is secured or is due at the time of such application.

         11. Financial Statements. The Completion Guarantors hereby represent and warrant that the information pertaining to the Completion Guarantors set forth in their most recent filings with the Securities and Exchange Commission is true and correct in all material respects, and fairly presents the financial condition of the Completion Guarantors as of the respective dates indicated therein and for the periods covered thereby, and that no material adverse change has occurred in the financial condition or prospects of the Completion Guarantors since the date of the latest information provided therein.

         12. Suspension of or Excuse From Performance

                  12.1. Notwithstanding anything to the contrary in this Completion Guarantee, if, at any time, there shall occur a Force Majeure with respect to the Completion Obligations, then the Completion Obligations (but not the Carry Obligations) shall (except as provided below in this Section) be suspended (the "Suspension") until such time as such Force Majeure ends; provided, however, in no event shall the Suspension (for Force Majeure) extend beyond eighteen (18) months from the earlier of the date upon which the Company or any Completion Guarantor knew or should have known of the occurrence of the Force Majeure, unless performance of the Completion Obligations (in accordance with the terms of this Completion Guarantee) are rendered impossible during such eighteen (18) month period because of such Force Majeure pursuant to subsections
(ii) through (vii) of the definition of Force Majeure or Force Majeure due to a national or general strike, lockout or labor dispute, and in such event the Suspension shall continue until such time as such performance is no longer impossible. During the period following any date of Suspension and until the end of such Suspension, the Completion Guarantors shall each use their best efforts to remove such Force Majeure.

                  12.2. The Completion Guarantors hereby agree that any proceeding under any chapter of the Bankruptcy Code, in receivership, or any other insolvency proceeding, whether voluntary or involuntary, by or against the Company and/or any Completion Guarantor, shall not be considered, nor constitute Force Majeure. The Completion Guarantors further agree that (i) any increase in the costs to complete (including equipping) the Casino, whether or not such increase in costs was anticipated and/or contemplated in the Approved Program Plans, GDA and/or otherwise, (ii) the financial condition or financial inability of the Company and/or any Completion Guarantor to complete (including equipping) the Casino, (iii) any other adverse financial projections, financial forecasts, financial events or financial conditions, or (iv) any failure to obtain funding or financing, shall not be considered, nor constitute Force Majeure.

                  12.3. The Obligations shall terminate upon the occurrence of any of the following: (i) the termination of the Lease or the GDA other than as a result of (a) the fault of or a breach or default by the Company or any Completion Guarantor or (b) the voluntary termination of the Lease or the GDA by the Company, (ii) Casino gaming operations shall no longer be permitted to be conducted at the Casino or shall be modified, restricted, or limited in a manner that materially diminishes the benefits afforded to the Company or the gaming activities permitted to be conducted at the Casino pursuant to the Act by reason of a change of law or the enactment of a new law after the Plan Effective Date or by reason of the Company's rights under the Casino Operating Contract having been terminated in any material respect, other than as a result of the fault of or a breach by the Company or any Completion Guarantor, subject to Section 12.4 hereof, (iii) only as to the Carry Obligations but not as to the Completion Obligations or the Preservation Obligations, a Force Majeure shall have continued for more than one (1) year from the first to occur of a receipt of a notice from the Administrative Agent to the Completion Guarantors pursuant to
Section 2.1 hereof or a similar notice to the Completion Guarantors from the LGCB, the Trustee, the City or the RDC (provided that the Completion Guarantors shall have complied with the notice requirements of the last sentence of Section 15 hereof in respect of any notices received under Section 2.1 hereof), notwithstanding the Completion Guarantors' actual and continuous best efforts to remove such Force Majeure; provided, however, that the Completion Guarantors shall remain liable for all Carry Obligations that actually came due through the expiration of such one (1) year period to the extent not satisfied by the Company, and, provided further, that the Completion Guarantors shall have used their best efforts to remove such Force Majeure within said one (1) year period, or (iv) as to the Carry Obligations, as of and upon the occurrence of the Termination of Construction Date and as to the Completion Obligations and the Preservation Obligations, upon the occurrence of the Completion Obligation Termination Date.

                  12.4. Upon the occurrence of any of the events described in
Section 12.3(ii) hereof prior to the occurrence of the Termination of Construction Date, the Completion Guarantors shall nevertheless be obligated to complete the Poydras Street Support Facility and the Poydras Tunnel Area (each as defined in the GDA), exterior site and street work, and any improvements required to be made to the Leased Premises (as defined in the Lease) so that it may be used for any Highest and Best Use (as defined in the Lease) as required by Section 4.20 of the Lease.

                  12.5. Delays caused by the failure of the Company, its contractor(s), architect(s), consultants or subcontractors to furnish in a timely manner approved working or shop drawings, materials, fixtures, equipment, appliances or other fittings or to perform their work in a timely manner shall not constitute a basis of extension of time, except to the extent caused by an event of Force Majeure that would allow an extension of time pursuant to this Agreement.

                  12.6. The Completion Guarantors and/or the Company shall give Notice as provided in the Casino Operating Contract to the LGCB of any Force Majeure within ten (10) days of the date upon which a Force Majeure event has occurred, provided the remedy for a failure timely to give such Notice shall be to cause the Suspension otherwise resulting from such Force Majeure to be waived for any period of time from the occurrence of the Force Majeure until ten (10) days prior to the furnishing of such Notice (of Force Majeure).

                  12.7. Other than as set forth in this Agreement and without waiver of the terms and conditions of this Agreement, including, without limitation, terms and conditions of the definition of Force Majeure and of this
Section 12, the Company and the Completion Guarantors waive their rights pursuant to Articles 1873-1878 of the Louisiana Civil Code including, without limitation, any right to claim excuse from performance or delay of performance due to impossibility of performance of the Completion Obligations or a fortuitous event.

         13. Definitions. As used in this Completion Guarantee, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Act" shall mean the Louisiana Economic Development and Gaming Corporation Act as set forth in LSA R.S. 27:201 et seq., adopted by the Legislature of the State of Louisiana as No. 384, Acts 1992 as amended, and regulations adopted thereunder, amendments and reenactment of LSA R.S. 36:801.1(A) and enactment of LSA R.S. 27:1 et seq., adopted by the Legislature of the State of Louisiana as Act 7, First Extraordinary Session, 1996, and regulations adopted thereunder; the Local Option Gaming election as set forth in LSA R.S. 18:1300.21, adopted by the Legislature of the State of Louisiana as Act 57, First Extraordinary Session 1996, and the act adopted by the Legislature of the State of Louisiana as Act 98, First Extraordinary Session, 1996.

                  "Casino - Phase I" shall mean the first phase of development and construction of the Casino, consisting of a minimum of one hundred thousand (100,000) square feet of net gaming space, approximately fifteen thousand (15,000) square feet of multi-function, special event, food service and meeting room space on the first floor of the Casino, the Poydras Tunnel Area, a two hundred fifty (250) seat buffet on the first floor of the Casino and parking facilities.

                  "Credit Documents Obligations" shall mean all obligations of the Company under the Credit Agreement, the Shared Security Documents or any related documents for the benefit of the Administrative Agent or the Banks executed by the Company.

                  "Force Majeure" shall mean any of the following events or circumstances, but only to the extent they are not caused or fomented by the Company, the Completion Guarantors, or any affiliates of the Company or either Completion Guarantor and they delay the performance of the Completion Obligations beyond the reasonable control of the Company and of the Completion
Guarantors:

                  (i) strikes, lockouts, labor disputes, inability to procure materials (for which there is no suitable substitute or alternative that can be timely obtained on reasonable commercial terms), failure of power;

                  (ii) material and adverse changes in Governmental Requirements applicable to the construction of the Casino first effective after the Plan Effective Date and after the submission to and approval by the LGCB of the design thereof, and any material and adverse changes after the Plan Effective Date in any orders (applicable to the Competion Obligations, the Casino Premises or the Casino Property) of any federal, state, parish or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof having jurisdiction over a party, the Casino Premises, or the Casino Property (however, not including stop work orders due to a building, safety or other code violation);

                  (iii) material and adverse changes in Governmental Requirements first effective after the Plan Effective Date;

                  (iv) the breach by the LGCB of the Casino Operating Contract (not caused or fomented by the Company, the Completion Guarantors, or any affiliates of the Company or either Completion Guarantor) or other action of the LGCB (not caused or fomented by the Company, the Completion Guarantors, or any affiliates of the Company or of either Completion Guarantor), including, as to the required opening of the Casino-Phase I, the delay in the issuance of required suitability findings and/or approvals required to open Casino - Phase I for reasons not under the control of, or which could not have been avoided by the exercise of due care of, the Company, the Completion Guarantors or any affiliate of the Company or either Completion Guarantor;

                  (v) acts of God, tornadoes, hurricanes, floods, sinkholes, fires and other casualties, landslides, earthquakes, epidemics, quarantine, pestilence, and abnormal inclement weather;

                  (vi) acts of public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, governmental preemption in connection with a national emergency, or national or international calamity; and

                  (vii) any judgment, directive, ruling or order that is entered by any judicial, regulatory or administrative body which substantially restrains or substantially interferes with the performance of the Completion Obligations.

                  "GDA" shall mean the Amended and Restated General Development Agreement entered into between the Rivergate Development Corporation, the Company and the City pursuant to the Plan without giving effect to any amendments, modifications or termination without the written consent of the Required Banks.

                  "Lease" shall mean the Amended and Restated Lease Agreement entered into between the Rivergate Development Corporation, as landlord, the Company, as tenant, and the City, as intervenor, pursuant to the Plan without giving effect to any amendments, modifications or termination without the written consent of the Required Banks.

                  "Phase I and II Construction" shall have the meaning set forth in the GDA.

                  "Second Floor Shell Construction - Phase II" shall mean the second phase of development and construction of the Casino on the second floor of the Casino, which shall consist of shell construction of the second floor non-gaming space to the stage where it is ready for tenant improvement and build out for non-gaming entertainment purposes; provided that the build out of the tenant improvements and the occupancy and opening for business of such second floor non-gaming development shall not be a part of this phase and may occur after completion of Casino - Phase I and completion of such tenant improvements is not part of the Obligations.

                  "Termination of Construction Date" shall mean that date by which:

                  (i) a temporary certificate of occupancy has been issued for Casino - Phase I by the building department and other relevant agencies;

                  (ii) all required permits with respect to the Phase I and II Construction have been obtained by the Company;

                  (iii) a notice of completion has been duly recorded with respect to the Phase I and II Construction;

                  (iv) an officers' certificate of the Completion Guarantors has been delivered to the Administrative Agent certifying that the Termination of Construction Date has occurred;

                  (v) the Casino is equipped and ready to open for business as a casino gaming operation;

                  (vi) a certificate has been delivered by the general contractor and the project architect to the Administrative Agent for Phase I and II Construction certifying that Phase I and II Construction has been substantially completed in accordance with the plans and specifications therefor and all applicable building laws, ordinances and regulations; and

                  (vii) Casino - Phase I has opened for business as a casino gaming operation so long as any necessary regulatory approval from the LGCB or any other State of Louisiana regulatory authorities have been received or if such approvals have not been received, even though timely receipt of any such approvals has been diligently pursued by or on behalf of the Company, Casino - Phase I is in a condition to receive customers in the ordinary course of business.

         14. Completion Obligation Termination Date

                  14.1. Notwithstanding the occurrence of the Termination of Construction Date, the Completion Guarantors shall continue to be obligated for payment or making satisfactory provisions for payment as they come due of all costs of completing the Phase I and II Construction and for all materialmen's claims, mechanics' liens or other claims, liens or claims for liens arising from the furnishing of labor, materials, supplies, other equipment for the Phase I and II Construction or Minimum FF&E. The date on which all such payments or satisfactory provisions for all such payments have been made, all lien periods with respect to the Phase I and II Construction have expired and no liens or privileges arising from the furnishing of labor, materials, supplies or equipment for the Phase I and II Construction affecting or purporting to affect the Leased Premises remain of record in Orleans Parish is herein referred to as the "Completion Obligation Termination Date".

                  14.2. For purposes of this Completion Guarantee, in respect of any Completion Obligations or Carry Obligations not satisfied as of the Termination of Construction Date, satisfactory provision for payment of claims, liens and claims for liens shall be deemed to have been made if (a) in respect of any liens or claims for liens but not non-lien claims, a bond has been established in accordance with the terms of LSA R.S. 9:4801 et seq., (b) in respect of any non-lien claims but not liens or claims for liens, an escrow, letter of credit or trust account for payment has been established in an amount at least equal to one hundred five percent (105%) of the total of such outstanding claims, liens and claims for liens with or by an independent third party, (c) in respect of any non-lien claims, the total of such outstanding non-lien claims has been guaranteed under a payment guarantee from a party other than either Completion Guarantor (or any affiliate thereof) rated as an investment grade credit by a nationally recognized credit rating agency, or (d) other provision has been made satisfactory to the Administrative Agent.

         15. Notices. Whenever the Completion Guarantors or the Administrative Agent shall desire to give or serve any notice, demand, request or other communication with respect to this Completion Guarantee, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, overnight courier service, or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

                           (a)      if to either Completion Guarantor:

                                    c/o Harrah's Entertainment, Inc.
                                    1023 Cherry Road
                                    Memphis, Tennessee 38117
                                    Phone: (901) 762-8724
                                    Fax:   (901) 537-3039

                                    Attn:  General Counsel

                                    with a copy to the Corporate Secretary at the same address

                           (b)      if to the Company:

                                    Jazz Casino Company, L.L.C.
                                    512 South Peters Street
                                    New Orleans, Louisiana 70130
                                    Phone: (504) 533-6538
                                    Fax:  (504) 533-6100

                                    Attn:  President

                           (c)      if to the Surety:

                                    Reliance Insurance Company
                                    Four Penn Center Plaza, 17th Floor
                                    Philadelphia, Pennsylvania 19103

                                    Attn: Claims Department

                                    and

                                    United States Fidelity and Guaranty Company
                                    6225 Smith Avenue
                                    Baltimore, Maryland 21203

                                    Attn: Claims Department

                           (d) if to the Administrative Agent, as provided in the Credit Agreement;

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

                  Any such notice delivered personally shall be deemed to have been received upon delivery. Any of the Completion Guarantors, the Company, the Surety or the Administrative Agent may change its address by giving the others written notice of the new address as herein provided.

                  Any notice given or received by any Completion Guarantor to or from the City or the RDC under the City/RDC Completion Guarantee, to or from the Trustee under the Notes Completion Guarantee or to or from the LGCB under the LGCB Completion Guarantee shall be immediately forwarded by such Completion Guarantor to the Administrative Agent at the address set forth above.

         16. Successors and Assigns. This Completion Guarantee shall inure to the benefit of the Administrative Agent, the Banks and their respective successors and assigns including any entities which become Banks after the date of execution of the Credit Agreement, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of each Completion Guarantor. This Completion Guarantee may be assigned by the Administrative Agent, in its sole discretion, with respect to all or any portion of the Obligations, and when so assigned the Completion Guarantors shall be liable to the assignees under this Completion Guarantee without in any manner affecting the liability of the Completion Guarantors with respect to any Obligations retained by the Administrative Agent. Neither Completion Guarantor may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Required Banks (or all Banks to the extent required by Section 16.12 of the Credit Agreement).

         17. Miscellaneous Provisions

                  17.1. THIS COMPLETION GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK. EACH COMPLETION GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES OBJECTION AS TO VENUE IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS ON THE COMPLETION GUARANTORS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS COMPLETION GUARANTEE SHALL BE EFFECTIVE IF MAILED TO THE COMPLETION GUARANTORS IN ACCORDANCE WITH SECTION 15 HEREOF. NOTHING HEREIN SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION.

                  17.2. This Completion Guarantee shall constitute the entire agreement of the Completion Guarantors with the Administrative Agent with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Administrative Agent unless expressed herein.

                  17.3. Should any term, covenant, condition or provision of this Completion Guarantee be determined to be illegal or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

                  17.4. Time is of the essence to this Completion Guarantee and each of its provisions.

                  17.5. When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

                  17.6. The word "person" as used herein shall include any individual, company, firm, association, partnership, limited liability company, joint venture, corporation, trust or other legal entity of any kind whatsoever.

                  17.7. No provision of this Completion Guarantee or right granted to the Administrative Agent hereunder can be waived in whole or in part, nor can either Completion Guarantor be released from such Obligations, except by a writing duly executed by an authorized officer of the Administrative Agent with the prior written consent of the Required Banks (or all Banks if required by Section 16.12 of the Credit Agreement). No provision of this Completion Guarantee or any of the Obligations may be amended without the prior written consent of the Completion Guarantors and the Administrative Agent with the prior written consent of the Required Banks (or all Banks if required by Section 16.12 of the Credit Agreement) and the consent of any additional beneficiaries hereof shall not be required.

                  17.8. The Administrative Agent need not inquire into the power of the Company or the authority of their officers, shareholders or agents acting or purporting to act on their behalf.

                  17.9. The headings of this Completion Guarantee are inserted for convenience only and shall have no effect upon the construction or interpretation thereof.

                  17.10. This Completion Guarantee shall be for the sole benefit of the Administrative Agent, the Banks, and their respective successors and assigns. The provisions of this Completion Guarantee shall not inure to the benefit of any other person, including, without limitation, the Company.

                  17.11. Notwithstanding the foregoing, in the event that the Completion Guarantors, or either of them, shall enter into the LGCB Completion Guarantee, the Notes Completion Guarantee or the City/RDC Completion Guarantee, or any supplemental agreement with respect thereto and such LGCB Completion Guarantee, Notes Completion Guarantee or the City/RDC Completion Guarantee or amendment or supplement thereto or the obligations created thereby provides rights or remedies to the LGCB, the Trustee, the City or the RDC that are more favorable in any respect than the rights and remedies granted to the Administrative Agent hereunder (as this Completion Guarantee may from time to time be amended), the Administrative Agent shall be deemed to have available to it, at its option, the benefit of the more favorable rights and remedies implemented by such LGCB Completion Guarantee, Notes Completion Guarantee, or City/RDC Guarantee or amendment or supplemental agreement and shall not under any circumstances be deemed to have agreed to or become subject to any alterations in the LGCB Completion Guarantee, the Notes Completion Guarantee or the City/RDC Completion Guarantee, or any provisions of a supplemental agreement among the Completion Guarantors, the LGCB, the Trustee, the City and/or the RDC, that are less favorable than the rights and remedies granted to the Administrative Agent hereunder.

         18. Obligations of Surety. Notwithstanding anything to the contrary in this Completion Guarantee, nothing herein shall expand or enlarge or otherwise modify the obligations of the Surety pursuant to the Performance Bond.

         19. Effectiveness. This Completion Guarantee shall be effective upon the occurrence of the Plan Effective Date. If such Plan Effective Date shall not occur, this Completion Guarantee shall be null and void and of no force or effect.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the undersigned have each executed this Completion Guarantee as of the date first above written.

                                   COMPLETION GUARANTORS:

                                   HARRAH'S ENTERTAINMENT, INC.,
                                   a Delaware corporation


                                   By: /s/ Stephen H. Brammell
                                      -----------------------------------------

                                   Name:    Stephen H. Brammell
                                        ---------------------------------------

                                   Title:   Vice President
                                         --------------------------------------

                                   HARRAH'S OPERATING COMPANY, INC.,
                                   a Delaware corporation


                                   By: /s/  Stephen H. Brammell
                                      -----------------------------------------

                                   Name:    Stephen H. Brammell
                                        ---------------------------------------

                                   Title:   Vice President
                                         --------------------------------------

Accepted and Agreed:

BANKERS TRUST COMPANY, as
Administrative Agent


By: /s/  Mary Kay Coyle
   ---------------------------------

Name:    Mary Kay Coyle
     -------------------------------

Title:   Managing Director
      ------------------------------



                                SIGNATURE PAGE TO
                            BANK COMPLETION GUARANTEE